                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       PATHMARK STORES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             PATHMARK STORES, INC.
                          200 MILIK STREET, CARTERET,
                                    NJ 07008

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2002

                            ------------------------

To the Stockholders of the Company:

    The Annual Meeting of Stockholders of PATHMARK STORES, INC. will be held at the corporate headquarters, 200 Milik Street, Carteret, New Jersey 07008, on Thursday, June 13, 2002, at 3:00 p.m., local Eastern Time, for the following purposes:

    1.  To elect seven directors;

    2. To consider and vote upon amendments to the Pathmark Stores, Inc. 2000 Employee Equity Plan;

    3. To ratify our selection of Deloitte & Touche LLP as our independent auditors for 2002; and

    4. To transact such other business as properly may be brought before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 19, 2002 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

    Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the meeting. If you do not plan to attend, please fill in, sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,
                                          Marc A. Strassler
                                          SENIOR VICE PRESIDENT,
                                          SECRETARY AND GENERAL COUNSEL

May 3, 2002

                             PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Pathmark Stores, Inc., a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders. The meeting will be held at the Company's headquarters, 200 Milik Street, Carteret, New Jersey 07008, at 3:00 p.m. (local Eastern Time), on Thursday, June 13, 2002, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about May 10, 2002.

    As used in this Proxy Statement, "Annual Meeting" refers to the meeting described above. "Company" or "Pathmark" refers to Pathmark Stores, Inc., "Common Stock" refers to the Company's common stock, par value $0.01, and "Record Date" for the Annual Meeting refers to April 19, 2002.

    On July 12, 2000 (the "Petition Date"), Pathmark and its then three parent entities, PTK Holdings, Inc. ("PTK"), Supermarkets General Holdings Corporation ("Holdings") and SMG-II Holdings Corporation ("SMG-II"), filed a prepackaged plan of reorganization (the "Plan of Reorganization") in the U.S. Bankruptcy Court in Delaware (the "Court") pursuant to Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). On September 7, 2000, the Court entered an order confirming the Plan of Reorganization, which became effective on September 19, 2000 (the "Plan Effective Date"), at which time the Company formally exited Chapter 11. As part of the Plan of Reorganization, all subordinated debt in the amount of approximately $1 billion was canceled and the holders of such subordinated debt received 100% of the Common Stock and warrants to purchase an additional 15% of the Common Stock (the "Warrants"). Additionally, as part of the Plan of Reorganization, (a) PTK merged with Pathmark, with Pathmark being the surviving entity; (b) immediately thereafter Holdings merged with Pathmark, with Pathmark being the surviving entity; and (c) immediately thereafter, SMG-II merged with Pathmark, with Pathmark being the surviving entity, on the Plan Effective Date.

                               VOTING INFORMATION

STOCKHOLDERS WHO MAY VOTE

    Only holders of record of the Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 30,067,407 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting.

QUORUM; EFFECT OF VOTES

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card will be treated as being present at the Annual Meeting for purposes of determining a quorum.

    Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. With respect to the proposals to approve amendments to the 2000 Employee Equity Plan of the Company (the "EEP") and to ratify the selection of our auditors, the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting is required. Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors and may vote for or against, or abstain from voting on the EEP proposal and/or the auditor ratification proposal by so indicating on the accompanying proxy card. If a proxy instruction indicates an abstention under the EEP or auditor proposals or that a vote is being withheld in connection with the election of one or more nominees for director, the shares represented by that proxy will not be counted as casting votes with respect to the EEP or auditor proposals or for such director nominees, although they will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter. Shares held in street name by a broker who does not have express or discretionary authority to vote on a particular matter ("broker non-votes") also will not be counted as casting votes with respect to the matter but will be counted for purposes of establishing a quorum.

    Brokers who hold shares in street name for customers who have not instructed the broker as to the voting of their shares have the authority to vote on the election of directors and ratification of the auditors, but lack such authority on other matters, including the approval of the EEP. The shares subject to such "broker non-votes" would not be counted as votes for or against the EEP and would not be included in determining the number of shares entitled to vote on that proposal. They would, however, count for the purposes of the election of directors and ratification of the auditors.

    The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

PROXY SOLICITATION

    Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed by out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

PROXY VOTING AND REVOCATION OF PROXY

    The proxy solicited by this Proxy Statement, if properly signed and received by the Company in time for the Annual Meeting, will be voted in accordance with the instructions it contains. A stockholder may revoke the proxy at any time prior to its use at the Annual Meeting by filing written notice of such revocation with the Secretary of the Company at 200 Milik Street, Carteret, New Jersey 07008, by submitting a later dated and properly executed proxy, or by appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. Representatives of Mellon Investor Services will tabulate the votes and act as inspectors of election.

    YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. Unless you indicate otherwise in your proxy, the persons named as your proxies will vote FOR all of the nominees for director, FOR approval of the EEP and FOR ratification of the independent auditors. Although the Company does not presently know of any other business to be presented at the meeting, should any other business properly come before the meeting, the persons named as your proxies, to the extent permitted by law, will have discretion to vote and will vote in accordance with their best judgment.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of seven members. At this Annual Meeting, seven directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. All director nominees are currently directors of the Company and each has consented to serve as director until the expiration of his term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees, as may be designated by the Board, unless the Board reduces the number of directors accordingly.

NOMINEES

                                                                                             DIRECTOR OF THE
NAME                               AGE      POSITIONS AND OFFICE                              COMPANY SINCE
----                             --------   --------------------                             ---------------
William J. Begley..............     59      Currently retired. Former Deputy Chairman at           2000
                                            Wasserstein Perella Co., Inc., an investment
                                            bank, and President of the firm's trading
                                            division. He is currently Chairman Emeritus of
                                            Dresdner Kleinwort
                                            Wasserstein-Grantchester, Inc. Mr. Begley is
                                            also a Director of the Bank of Somerset Hills.

James L. Donald(1).............     48      Chairman of the Board, President and Chief             1996
                                            Executive Officer ("CEO") of the Company since
                                            October 1996. President of the Eastern Division
                                            of Safeway, Inc., a supermarket chain, prior
                                            thereto. Mr. Donald is a member of the Board of
                                            Directors of Modell's Sporting Goods and Nash
                                            Finch Company.

                                                                                             DIRECTOR OF THE
NAME                               AGE      POSITIONS AND OFFICE                              COMPANY SINCE
----                             --------   --------------------                             ---------------
Daniel H. Fitzgerald...........     49      Currently retired. Formerly, a Managing                2000
                                            Director at Gleacher Natwest, an investment
                                            bank, from 1996 to 2000 where he was head of
                                            its High Yield Bond Department. Prior thereto,
                                            Mr. Fitzgerald spent 14 years at Donaldson
                                            Lufkin Jenrette, an investment bank, as
                                            Managing Director--High Yield Sales.

Eugene M. Freedman.............     70      Senior Advisor and Director of Monitor Clipper         2000
                                            Partners, Inc., a private equity firm, since
                                            January 2000, and Senior Advisor of Monitor
                                            Company Group Limited Partnership, an
                                            international business strategy and consulting
                                            firm which he joined in 1995. He was a Managing
                                            Director and President of Monitor Clipper from
                                            its foundation in 1997 until the end of 1999.
                                            Until October 1994, and for more than five
                                            years prior thereto, Mr. Freedman was a senior
                                            partner of Coopers & Lybrand, where he served
                                            as Chairman and Chief Executive Officer of
                                            Coopers & Lybrand LLP, U.S., and as Chairman of
                                            Coopers & Lybrand, International. Mr. Freedman
                                            is currently a director of The Limited, Inc., a
                                            NYSE listed company, Bernard
                                            Technologies, Inc., e-Studio Live, Inc, J Net
                                            Enterprises, Inc. and Outcome Sciences, Inc.

Robert G. Miller(1)............     58      Chairman of the Board and Chief Executive              2000
                                            Officer of Rite Aid Corporation, a drugstore
                                            chain, since January 2000; Vice Chairman of
                                            Kroger Corporation, a supermarket chain, from
                                            May 1999 to December 1999; Chairman and Chief
                                            Executive Officer of Fred Meyer, Inc., a
                                            diversified retailer, prior thereto.
                                            Mr. Miller is a member of the Board of
                                            Directors of Scottish Power, Harrah's
                                            Entertainment, Advance P.C.S., and the Jim
                                            Pattison Group. Mr. Miller previously served on
                                            the Board of Directors of the Company from
                                            January 10, 1997 through March 6, 2000.

Frank G. Vitrano(1)............     46      Executive Vice President, Chief Financial              2000
                                            Officer and Treasurer of the Company since
                                            January 2000; Senior Vice President, Chief
                                            Financial Officer and Treasurer from September
                                            1998 to January 2000, and Vice President and
                                            Treasurer prior thereto.

                                                                                             DIRECTOR OF THE
NAME                               AGE      POSITIONS AND OFFICE                              COMPANY SINCE
----                             --------   --------------------                             ---------------
Steven L. Volla(1).............     54      Currently retired. Formerly, Chairman of               2000
                                            Primary Health Systems, Inc., a hospital
                                            management company from June 1994 until
                                            February 2001. From 1995 through the Plan
                                            Effective Date, Mr. Volla was a Director of
                                            Holdings. Mr. Volla is also a Director of Sun
                                            Healthcare Group, Inc.

------------------------

(1) Mr. Donald was Chairman of the Board of Directors and CEO of the Company and Holdings, and Mr. Volla was a member of the Board of Directors of Holdings, on the Petition Date. Mr. Miller resigned from the Board of Directors of the Company and Holdings on March 6, 2000. Mr. Vitrano served as the Company's Executive Vice President and Chief Financial Officer on the Petition Date. The Plan of Reorganization was confirmed by the Court on September 7, 2000 and the Company emerged from Chapter 11 on the Plan Effective Date.

BOARD RECOMMENDATION

    The Board unanimously recommends a vote FOR election of the above nominees as directors.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

    The Company's Board of Directors met six times during the fiscal year ended February 2, 2002 ("Fiscal 2001"). No incumbent director attended fewer than 75% of the total number of meetings held by the Board and committees of the Board on which he served.

    The Company's Board of Directors has an Audit Committee and a Compensation Committee. There is no nominating committee. During Fiscal 2001, the Audit Committee held five meetings and the Compensation Committee met three times. Messrs. Fitzgerald, Freedman (Chairman) and Volla serve on the Audit Committee, and Messrs. Begley, Miller and Volla (Chairman) serve on the Compensation Committee.

ROLE OF THE AUDIT COMMITTEE

    The Audit Committee: (1) oversees financial and operational matters involving accounting, internal and independent auditing, internal controls, financial reporting, compliance and business ethics; (2) reviews areas of potential significant financial risk to the Company; (3) recommends to the Board each year an accounting firm to audit the consolidated financial statements of the Company, and monitors the independence and performance of the independent accounting firm; and (4) provides an avenue of communication among the independent auditors, management, the internal auditing functions and the Board of Directors.

AUDIT COMMITTEE REPORT(1)

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial and operational matters involving accounting, internal and independent auditing, internal controls, financial reporting, compliance and business ethics. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASD listing standards.

------------------------
(1) This Report is not deemed filed with the SEC and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, by any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the Report by reference in any such filing.

The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

    Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are accountable to the Audit Committee and the Board of Directors and are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee in fiscal 2001, reviewed the overall audit scope, plans and results of the audit engagement and met with management and the independent auditors to review and discuss the audited consolidated financial statements for the year ended February 2, 2002. Prior to the filing of each requisite quarterly report with the Securities and Exchange Commission ("SEC"), the Audit Committee reviewed any significant issues arising out of the independent auditors quarterly review. The Audit Committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard
No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors' independence. The Audit Committee also discussed with management as well as the independent auditors and internal auditors the quality and adequacy of the Company's internal controls and elicited recommendations for increases in controls.

    Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 2, 2002, filed with the SEC. The Committee also recommended to the Board of Directors, and the Board approved, subject to stockholder ratification, the selection of the Company's independent auditors.

                              THE AUDIT COMMITTEE
                         Eugene M. Freedman (Chairman)
                              Daniel H. Fitzgerald
                                Steven L. Volla

ROLE OF THE COMPENSATION COMMITTEE

    The Compensation Committee reviews and approves compensation elements such as base salary, bonus awards, employment agreements and supplemental retirement agreements for Company officers (no member of the Committee may be a member of management or eligible for compensation other than as a director or consultant) and grants stock options to officers and employees of the Company under the EEP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Company's Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Pathmark and other entities involving Pathmark executive officers and Pathmark Board members who serve as executive officers of such other entities.

BOARD COMPENSATION AND BENEFITS

    RETAINER AND FEES. Non-employee directors receive retainers in quarterly increments based on an annualized rate of $22,000 a year. Directors also receive $1,500 for each Board and $750 for each committee meeting attended. In addition, non-employee directors also receive a retainer of $750 per year for serving as a member of a committee ($1,500 for the Committee Chairman). Directors who are also employees of the Company, such as Messrs. Donald and Vitrano, receive no additional compensation for service on the Board.

    OPTIONS. Each member of the Board who has not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receives a NON-QUALIFIED option to purchase (i) 15,000 shares of the Common Stock on the date that a non-employee director is initially elected or appointed to the Board, and (ii) 5,000 shares on the date of each Annual Meeting of Stockholders beginning in 2002, pursuant to the Company's amended 2000 Non-Employee Directors Equity Incentive Plan (the "Directors Plan"). The option price for each option granted is the fair market value of the Common Stock on the date of grant. Options are generally exercisable twelve months from the date of grant (subject to vesting and the individual serving as director for the duration of that period), vest in three equal annual installments beginning on the first anniversary of the grant date, and expire five years after the date of grant (subject to earlier termination if the director ceases to serve as a director).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the amount of shares of Common Stock beneficially owned (as of April 5, 2002 unless otherwise indicated) by current directors of the Company and the named executive officers reported in the "Executive Compensation--Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of the Record Date, plus the number of shares the individual or group have the right to acquire within 60 days, as indicated in the notes following the table.

                                                                    SHARES OF
                                                                  COMMON STOCK         PERCENTAGE
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)   OF OWNERSHIP
----------------                                              ---------------------   ------------
Directors:
  James L. Donald...........................................         299,957                 1%
  Frank G. Vitrano..........................................          93,520                 *
  William J. Begley.........................................           5,000                 *
  Daniel H. Fitzgerald......................................           5,000                 *
  Eugene M. Freedman........................................           5,000                 *
  Robert G. Miller..........................................           5,000                 *
  Steven L. Volla...........................................           5,000                 *
Other Named Executive Officers:
  Robert J. Joyce...........................................          81,850                 *
  Eileen R. Scott...........................................          89,000                 *
  Harvey M. Gutman..........................................          19,572                 *
All Directors and Officers as group (14 persons)............         664,242               2.2

------------------------

*   Less than 1% of outstanding shares.

(1) Includes shares which directors and executive officers have, or will have, within 60 days, the current right to acquire upon exercise of options under the EEP or Directors Plan, as applicable, Mr. Donald, 247,500 shares;
    Ms. Scott and Mr. Vitrano, 87,500 shares each; Mr. Joyce, 81,250 shares; Mr. Gutman, 19,000 shares; Messrs. Begley, Fitzgerald, Freedman, Miller and Volla, 5,000 shares each; and all directors and executive officers as a group, 602,250 shares. Also includes with respect to Mr. Vitrano, 202 shares of Common Stock which Mr. Vitrano has a right to acquire upon the exercise of 202 warrants to purchase shares of Common Stock expiring September 19, 2010. The exercise price of the Warrants is $22.31 per share.

BY OTHERS

    Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock as of April 5, 2002.

NAME AND ADDRESS                                              SHARES OF COMMON STOCK   PERCENTAGE OF
OF BENEFICIAL OWNER                                             BENEFICIALLY OWNED       OWNERSHIP
-------------------                                           ----------------------   -------------
FMR Corp....................................................         8,070,081(1)          26.8
82 Devonshire Street
Boston, MA 02109

Daruma Asset Management, Inc................................         1,510,200(2)           5.0
60 E. 42nd Street
New York, NY 10165

Northeast Investors Trust...................................         1,600,398(3)           5.3
50 Congress St., Suite 1000
Boston, MA 02109

------------------------

(1) Based on the Schedule 13G/A filed with the SEC on February 14, 2002 for the calendar year ended December 31, 2001 by FMR Corp. reporting sole dispositive power as to all shares shown and sole voting power as to 527,262 of such shares. Shares of Common Stock Beneficially Owned include 1,638,362 shares of Common Stock which the beneficial owner has a right to acquire upon exercise of 1,638,362 Warrants to purchase Common Stock expiring September 19, 2010. The exercise price of the Warrants is $22.31 per share.

(2) Based on Schedule 13G filed with the SEC on January 29, 2002 for the calendar year ended December 31, 2001 by Daruma Asset Management, Inc. reporting sole dispositive power as to all shares shown and sole voting power as to 921,800 of such shares.

(3) Based on Schedule 13G/A filed with the SEC on February 7, 2002 by Northeast Investors Trust reporting sole dispositive power and sole voting power as to all shares shown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during Fiscal 2001. Based solely on a review of the copies of such reports furnished to the Company, or written representations from our Reporting Persons, the Company believes all of these requirements were satisfied during Fiscal 2001.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four highest paid executive officers of the Company in Fiscal 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                            COMPENSATION AWARDS
                                                    ANNUAL COMPENSATION              ---------------------------------
                                         -----------------------------------------    RESTRICTED        SECURITIES
NAME AND                                  SALARY      BONUS        OTHER ANNUAL         STOCK           UNDERLYING
PRINCIPAL POSITION              YEAR       ($)       ($)(1)     COMPENSATION($)(2)   AWARDS($)(3)   OPTIONS/SARS(#)(4)
------------------            --------   --------   ---------   ------------------   ------------   ------------------
James L. Donald.............    2001     671,154      595,434               --                --         500,000
Chairman, President             2000     611,539    2,152,885          843,750         1,193,941         490,000
and Chief Executive Officer     1999     600,000      750,000        1,125,000                --              --

Robert J. Joyce.............    2001     255,000      134,965               --                --         100,000
Executive Vice President--      2000     242,234      240,000            2,328                --         225,000
Administration                  1999     231,749      173,811            2,195                --              --

Eileen R. Scott.............    2001     295,000      156,136               --                --         100,000
Executive Vice President--      2000     264,641      280,000               --                --         250,000
Merchandising & Distribution    1999     231,075      173,306               --                --              --

Frank G. Vitrano............    2001     295,000      156,136               --                --         100,000
Executive Vice President and    2000     275,537      280,000               --                --         250,000
Chief Financial Officer         1999     209,272      174,825               --                --              --

Harvey M. Gutman............    2001     225,638       95,728               --                --          20,000
Senior Vice President--         2000     222,750      165,226            4,077                --          56,000
Retail Development              1999     213,665      117,516            3,841                --              --


                               ALL OTHER
NAME AND                      COMPENSATION
PRINCIPAL POSITION               ($)(5)
------------------            ------------
James L. Donald.............      9,068
Chairman, President               8,722
and Chief Executive Officer       8,422
Robert J. Joyce.............      6,031
Executive Vice President--       21,950
Administration                    5,600
Eileen R. Scott.............      6,112
Executive Vice President--        5,950
Merchandising & Distribution      5,600
Frank G. Vitrano............      6,112
Executive Vice President and      5,950
Chief Financial Officer           5,600
Harvey M. Gutman............      5,981
Senior Vice President--          33,950
Retail Development                5,600

--------------------------

(1) The amounts with respect to Fiscal 2001 and Fiscal 1999 in this column represent payments made pursuant to the Company's Executive Incentive Plan. Amounts with respect to Fiscal 2000 were paid pursuant to retention agreements approved as part of the Plan of Reorganization and, with respect to Mr. Donald, pursuant to the Donald Agreement (as hereinafter defined).

(2) Represents (i) with respect to Mr. Donald, forgiveness of loan payments due to the Company of $1,125,000 in 1999 and $843,750 in 2000; and (ii) with respect to Messrs. Joyce and Gutman, payments as reimbursement for interest paid to the Company for a loan, in each case of under $60,000 and includes an amount sufficient to pay any income taxes resulting therefrom after taking into account the value of any deductions available as a result of the payment of such interest and taxes.

(3) On October 3, 2000, Mr. Donald was granted an award of 98,510 restricted shares of Common Stock (the "Award"). The Award vested on January 2, 2002. Mr. Donald surrendered 46,053 shares to the Company to satisfy tax withholding obligations upon vesting. As of the Record Date, Mr. Donald held 52,457 of such shares and the value of such shares as of the end of Fiscal 2001 was $1,219,101.

(4) No Stock Appreciation Rights (SARs) have been granted and none are outstanding. These are options for shares of Common Stock issued pursuant to the EEP.

(5) Represents in Fiscal 2001 (i) with respect to Mr. Donald, payments of $3,622 for a term life insurance premium on Mr. Donald's life and the Company's matching contribution to the Company's 401(k) Plan (the "Savings Plan");
    (ii) with respect to Ms. Scott, Mr. Vitrano, Mr. Joyce and Mr. Gutman, the Company's matching contribution under the Savings Plan.

FISCAL YEAR OPTION GRANTS

    The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended February 2, 2002:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      NUMBER OF      PERCENT OF
                                      SECURITIES       TOTAL
                                      UNDERLYING    OPTIONS/SARS
                                     OPTIONS/SARS    GRANTED TO    EXERCISE OR                 GRANT DATE
                                       GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                    (#)(1)      FISCAL YEAR      ($/SH)         DATE        ($)(2)(3)
----                                 ------------   ------------   -----------   ----------   -------------
J. Donald..........................     500,000         31.2%         17.25        3/29/11      2,685,000
R. Joyce...........................     100,000          6.2%         17.25        3/29/11        537,000
E. Scott...........................     100,000          6.2%         17.25        3/29/11        537,000
F. Vitrano.........................     100,000          6.2%         17.25        3/29/11        537,000
H. Gutman..........................      20,000          1.2%         17.25        3/29/11        107,400

------------------------

(1) No Stock Appreciation Rights (SARs) were granted in Fiscal 2001. Non-qualified stock options and Incentive Stock Options were granted in Fiscal 2001 pursuant to the EEP at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of cash or already owned shares, subject to certain conditions. The number of options exercisable increases in 25% increments after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, involuntary termination, disability, or retirement or in the event of a change in control. The options have a term of ten years, subject to earlier expiration in the event of termination of employment.

(2) Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

Option and market price (fair market value on grant date)...  $17.25
Expected Life of option.....................................  4 years
Risk free rate of return....................................  4.54%
Dividend yield..............................................  0%
Volatility..................................................  30.5%

(3) Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Common Stock, stockholder return, or performance of the Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The table below shows the number of exercisable and unexercisable in-the-money options and their values at fiscal year end. No Stock Appreciation Rights (SARs) have been granted. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS                  OPTIONS/SARS
                                      SHARES       VALUE            AT FY-END(#)                 AT FY-END($)(2)
                                    ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                                EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
J. Donald.........................       --          --        122,500        867,500       1,139,250      6,412,750
R. Joyce..........................       --          --         56,250        268,750         523,125      2,168,375
E. Scott..........................       --          --         62,500        287,500         581,250      2,342,750
F. Vitrano........................       --          --         62,500        287,500         581,250      2,342,750
H. Gutman.........................       --          --         14,000         62,000         130,200        510,400

------------------------

(1) Represents the difference between the exercise price and the fair market value determined on the date of exercise; no options were exercised in Fiscal 2001.

(2) Values were calculated by subtracting the exercise price of the option from the closing market price of the Common Stock at February 1, 2002 ($23.24), and multiplying the result by the respective number of shares relating to in-the-money options.

PENSION PLANS

    Pension benefits are provided to all nonunion employees (including executive officers) of the Company under the Pension Plan, a qualified defined benefit pension plan, and the Excess Benefit Plan (collectively, the "Pension Plans"). The Excess Benefit Plan provides benefits to certain employees, including those named in the Summary Compensation Table, that cannot be paid under the qualified Pension Plan due to Internal Revenue Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid. The table below illustrates the aggregate annual pension benefits payable under the Pension Plans.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
                        ------------------------------------------------------
  FINAL AVERAGE PAY        10         15         20         25      30 OR MORE
  -----------------     --------   --------   --------   --------   ----------
300,000........          40,000     60,000     80,000    100,000     120,000
350,000........          46,667     70,000     93,333    116,667     140,000
400,000........          53,333     80,000    106,667    133,333     160,000
450,000........          60,000     90,000    120,000    150,000     180,000
500,000........          66,667    100,000    133,333    166,667     200,000
550,000........          73,333    110,000    146,667    183,333     220,000
600,000........          80,000    120,000    160,000    200,000     240,000
650,000........          86,667    130,000    173,333    216,667     260,000
700,000........          93,333    140,000    186,667    233,333     280,000
750,000........         100,000    150,000    200,000    250,000     300,000
800,000........         106,667    160,000    213,334    266,668     320,000
850,000........         113,333    170,000    226,666    283,333     340,000
900,000........         120,000    180,000    240,000    300,000     360,000
950,000........         126,667    190,000    253,334    316,668     380,000
1,000,000......         133,334    200,000    266,668    333,335     400,000
1,100,000......         146,666    220,000    293,332    366,665     440,000
1,200,000......         160,000    240,000    320,000    400,000     480,000
1,300,000......         173,334    260,000    346,668    433,335     520,000
1,400,000......         186,666    280,000    373,332    466,665     560,000
1,500,000......         200,000    300,000    400,000    500,000     600,000
1,600,000......         213,332    320,000    426,664    533,330     640,000
1,700,000......         226,666    340,000    453,332    566,669     680,000

    The retirement benefit for individuals with 30 years of credited service is 40% of the individual's average compensation during his or her highest five compensation years in the last ten years before retirement, less one-half of the social security benefit received. The retirement benefit is reduced by 3.33% for every year of credited service less than 30. Covered compensation under the Pension Plans includes all cash compensation subject to withholding, plus amounts deferred under the Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and as to individuals identified in the Summary Compensation Table, would be the amount set forth in that table under the headings "Salary" and "Bonus". The above table shows the estimated annual benefits an individual would be entitled to receive if normal retirement at age 65 occurred in January 2002 after the indicated number of years of covered employment and if the average of the participant's covered compensation for the five years out of the last ten years of such employment yielding the highest such average equaled the amounts indicated. The estimated annual benefits are based on the assumption that the individual will receive retirement benefits in the form of a single life annuity (married participants may elect a joint survivorship option) and are before applicable deductions for social security benefits in effect as of January 2002. As of December 31, 2001, the following individuals had the number of years of credited service indicated after their names: Mr. Donald, 5.2; Mr. Vitrano, 24.2; Mr. Joyce, 30;
Ms. Scott, 26.8, and Mr. Gutman, 25.8. As described below in "Compensation Plans and Arrangements--Supplemental Retirement Agreements", each of the named executive officers is a party to a Supplemental Retirement Agreement with Pathmark.

COMPENSATION PLANS AND ARRANGEMENTS

    SUPPLEMENTAL RETIREMENT AGREEMENTS. The Company has entered into supplemental retirement agreements with Messrs. Vitrano, Gutman, Joyce, Ms. Scott and Mr. Donald (the "SERPs"), which provide that said executive officers will be paid upon termination of employment after attainment of age 60 a supplemental pension benefit in such an amount as to assure him or her an annual amount of pension benefits payable under the SERP, the Pension Plans and certain other plans of the Company, including Savings Plan balances as of March 31, 1983, (A) with respect to Ms. Scott and Messrs. Gutman, Joyce and Vitrano, equal to (i) 30% of his or her final average "Compensation" based on ten years of service with the Company and increasing 1% per year for each year of service thereafter, to a maximum of 40%, of his or her final average Compensation (as defined in the Supplemental Retirement Agreement) based on 20 years of service, or (ii) $250,000 ($150,000 with respect to Mr. Gutman), whichever is less, and (B) with respect to Mr. Donald, equal to (i) 30% of his final average Compensation based on ten years of service with the Company and increasing 2% per year for each year of service thereafter, to a maximum of 50% of his final average Compensation based on 20 years of service, or
(ii) $600,000, whichever is less. With respect to Mr. Donald's SERP, seven years have been added to his actual years of service with the Company. "Compensation" includes base salary and bonus payments, but excludes Company matching contributions under the Savings Plan. If the executive leaves the Company prior to completing 20 years of service (other than for disability), the supplemental benefit would be reduced proportionately. Should the executive die, the surviving spouse would be entitled to a benefit equal to two-thirds of the benefit to which the executive would have been entitled, provided the executive has attained at least ten years of service with the Company.

EMPLOYMENT AGREEMENTS

    EMPLOYMENT AGREEMENT BETWEEN PATHMARK AND JAMES L. DONALD. On October 8, 1996 (the "Effective Date"), the Company entered into an employment agreement with Mr. Donald pursuant to which Mr. Donald was elected Chairman, President and Chief Executive Officer for a term of five years, which agreement, as amended on May 9, 1999, July 1, 2000 and March 29, 2001, was extended as of the Plan Effective Date (the "Donald Agreement") until October 8, 2005. The Donald Agreement provides Mr. Donald with a minimum annual base salary of $700,000 and provides that he shall participate in the Pathmark Executive Incentive Plan, under which Mr. Donald may earn an annual bonus of up to 125% (100% beginning in Fiscal 2002) of his annual salary based on performance targets that are set by the Compensation Committee. Under the Donald Agreement, Mr. Donald is guaranteed an annual bonus in each year during the term of the Donald Agreement of at least 25% of his base salary. The Donald Agreement provides Mr. Donald with the right to defer up to 50% of his annual bonus and salary, which shall be held in a grantor trust established by the Company. During the term of the Donald Agreement, in addition to the base salary, bonus eligibility and other customary annual benefits and perquisites that the Company generally provides to its executive officers, the Company will provide Mr. Donald with a company car and term life insurance in the amount of $3.2 million.

    In the event of Mr. Donald's Involuntary Termination, Pathmark will pay him
(w) the full amount of any accrued but unpaid base salary, plus a cash payment (calculated on the basis of the base salary then in effect) for all unused vacation time which Mr. Donald may have accrued as of the date of Involuntary Termination; (x) the amount of any earned but unpaid annual bonus for any Fiscal Year of Pathmark ended on or prior to the date of Involuntary Termination;
(y) any unpaid reimbursement for business expenses; and (z) a severance amount equal to four times Mr. Donald's annual rate of salary, based upon the annual rate then in effect immediately prior to the date of termination, payable in monthly installments over 24 months. In addition, in the event of an Involuntary Termination, Mr. Donald and his eligible dependents shall continue to be eligible to participate in the medical, dental, health and life insurance plans applicable to Mr. Donald immediately prior to the Involuntary Termination on the same terms and conditions in effect immediately prior to such Involuntary Termination until the earliest to occur of (i) the end of the 24-month period after the date of termination; (ii) the date Mr. Donald becomes eligible to be covered under the benefit plans of a subsequent employer, and (iii) the date
Mr. Donald breaches any of the protective covenants described below. During the 30-day period beginning six months after a change in control, Mr. Donald shall be eligible to resign from the Company for no stated reason and receive all the amounts listed in clauses (w), (x), (y) and (z) above. Any such resignation in such 30-day period following a change in control shall be treated as an Involuntary Termination for all purposes of the Donald Agreement.

    In the event Mr. Donald voluntarily resigns his employment at any time during the term, the Company shall pay him only the amounts described in clauses
(w), (x) and (y) above.

    Although, in the event of an Involuntary Termination, Mr. Donald has no duty to mitigate the severance amount by seeking new employment, any severance amount payable during the second year of the severance period shall be reduced by any compensation or benefits Mr. Donald earns in connection with any employment by another employer.

    The Donald Agreement includes protective covenants that prohibit Mr. Donald from engaging (i) in any activity in competition with Pathmark, or any parent or subsidiary thereof, or (ii) in soliciting employees or customers of Pathmark, or any parent or subsidiary thereof, during his term of employment and up to two years thereafter. The Donald Agreement also includes a confidentiality clause which prohibits Mr. Donald from disclosing any confidential information regarding Pathmark.

OTHER EXECUTIVE EMPLOYMENT AGREEMENTS

    As of February 1, 1999, Pathmark entered into employment agreements with each of Ms. Scott and Messrs. Vitrano, Joyce and Gutman. Each employment agreement has a two-year term which renews automatically each year for an additional one year unless proper notice is provided by either party to the other of such party's desire to terminate the agreement. Each employment agreement provides for a certain minimum level of compensation ($300,000 per annum base salary for Ms. Scott and Mr. Vitrano; $260,000 per annum base salary for Mr. Joyce; and $225,600 for Mr. Gutman), and benefits.

    Each of the employment agreements also provide that each executive shall be entitled an annual bonus opportunity of up to 75% (60% for Mr. Gutman) of his or her annual base salary and shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements that are generally made available to executives of Pathmark or as may be deemed appropriate by the Compensation Committee. Beginning in Fiscal 2002, the annual bonus opportunity for each executive will be reduced to 60% (45% for Mr. Gutman) of his or her annual base salary.

    In the event of the Involuntary Termination of any of the four above named executives, that executive is entitled to receive his or her base salary and continued coverage under health and insurance plans for a period of two years from the date of such termination or resignation.

    The employment agreements contain agreements by the executives not to compete with Pathmark as long as they are receiving payments under the employment agreement.

    As used in the Donald Agreement and the other executive employment agreements, "Involuntary Termination" means termination of the executive's employment by Pathmark other than for Cause or termination by the executive for Good Reason. "Cause" is defined generally as a felony conviction, perpetration by the executive of a material dishonest act or fraud against Pathmark, material breach or willful and repeated failure to perform material duties of employment. "Good Reason" is defined generally as demotion, reduction in compensation, unapproved relocation (except for Mr. Donald), material breach of the employment agreement by Pathmark, and failure to extend the term of the employment agreement (except for Mr. Donald).

SALE AGREEMENTS

    The Company has entered into agreements with each of the named executive officers, providing for the payment under specified conditions of a sale bonus.

    MR. DONALD'S AGREEMENT. Mr. Donald will become entitled to receive a sale bonus in the event that an event that could result in a change in control (defined as a "Triggering Event" in Mr. Donald's sale bonus agreement) occurs on or before September 19, 2002 and a change in control contemplated by such Triggering Event occurs thereafter. The amount of the sale bonus shall be equal to 0.0043 multiplied by an amount equal to the sum of the aggregate fair market value of any securities issued and any other non-cash consideration delivered, and any cash consideration paid to the stockholders of the Company in connection with a change in control, plus the amount of all indebtedness of the Company which is assumed or acquired by any purchaser in connection with a change in control or retired or defeased in connection with such change in control (which amount is defined as the "Aggregate Consideration"), offset by the value received in connection with his stock options that are redeemed for cash or exchanged for other securities in connection with such change in control.

    JOYCE, SCOTT, VITRANO AND GUTMAN SALE AGREEMENTS. Under the same circumstances which would entitle Mr. Donald to a sale bonus, the Executives will also become entitled to receive a sale bonus. The Executives will become entitled to receive a sale bonus in the event that a Triggering Event (as defined in each of their sale bonus agreements) occurs on or before September 19, 2002 and a change in control contemplated by such Triggering Event occurs thereafter. The amount of the sale bonus will be equal to a specified number (.002 for Mr. Vitrano; .001 for Ms. Scott; and .00075 for Messrs. Joyce and Gutman, respectively), multiplied by an amount equal to the Aggregate Consideration, offset by the value received in connection with their stock options that are redeemed for cash or exchanged for other securities in connection with such change in control.

    As used in the sale bonus agreements, a "Change in Control" is generally defined to include a variety of events, including significant changes in the stock ownership of Pathmark, changes in Pathmark's Board of Directors, certain mergers and consolidations of Pathmark, and the sale or disposition of all or substantially all of the consolidated assets of Pathmark.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

OVERVIEW AND PHILOSOPHY

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the Chief Executive Officer and all executive vice presidents and administers the Executive Incentive Plan and the Equity Plan. The Compensation Committee is comprised solely of members who are "outside directors" under Section 162(m) of the Internal Revenue Code.

    The objectives of the Company's executive compensation program are to:

    - Provide compensation that will attract and retain superior talent and reward individual performance.

    - Support the achievement of the Company's strategic business plan and short and long-term financial and operating goals which, in turn, will maximize stockholder value.

    - Align the executive officers' interest with the interests of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

    The executive compensation program is designed to provide an overall level of compensation opportunity that is above the median level of the market contingent on achieving superior levels of performance. During Fiscal 2001, the Committee, after studying survey data with respect to executive compensation, concluded that the appropriate compensation level for the Company's most senior executive officers should be set at: base salary--50th percentile of market consensus; short-term incentive--75th percentile of market consensus; and long-term incentive--75th percentile of market consensus.

    Competitive pay levels are determined by reviewing compensation levels of food retail and supermarket industries, as well as with a broader group of retail companies of comparable size and complexity. The Company uses survey data from several compensation consulting firms to determine these pay levels.

EXECUTIVE OFFICER COMPENSATION FOR FISCAL 2001

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and pension plans generally available to non-union full-time associates of the Company.

BASE SALARY

    Salary levels for executive officers are determined by:

    - evaluating each position's responsibilities and accountabilities, as compared to other positions within the Company, and

    - comparing to salaries at companies in the food retail and supermarket industries and at other comparable retail companies as previously described.

------------------------
(1) This Report is not deemed filed with the SEC and shall not be determined to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, by any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the Report by reference in any such filing.

    Each year, a formal performance review is conducted and salary increases are granted to reward performance under the Company's "Pay for Performance" program. Increases to salary are influenced by 1) individual performance against goals;
2) an executive's position within his/her established salary range, and
3) budgetary guidelines.

    These salary increase guidelines are set each year, taking into account published salary planning information from compensation consultants, economic data available from the Bureau of Labor Statistics, surveys of selected food retail and supermarket chains with whom we routinely share compensation data, competitive position against the market, and expected Company financial performance.

    To determine increases to the salaries of certain executive officers, the Compensation Committee follows the "Pay for Performance" concept and considers changes in responsibilities and any equitable issues that may exist.

ANNUAL INCENTIVE COMPENSATION

    The Executive Incentive Plan ("EIP") is the Company's annual incentive program for executive officers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash award to executives who achieve pre-established individual performance goals and/or the Company's financial goals. Goals for Company and business unit performance are set near the beginning of each fiscal year and, with respect to Fiscal 2001, were measured based on Earnings Before Interest, Taxes, Depreciation, Amortization and LIFO charges ("EBITDA"), same-store sales targets and personal goals.

    Target incentive awards for executives in Fiscal 2001 ranged from 50% to 125% of base salary and were set at a competitive level as previously discussed and depend on the level of each position based on an evaluation of its responsibilities and accountabilities and its contribution to Company results. For Fiscal 2001, 90% of an eligible executive's maximum bonus opportunity was allocated to the Company's performance against predetermined financial goals and 10% was allocated to the executive's personal goals. Performance against the predetermined goals was measured after the end of the year, and the amount of the executive's bonus for that year was determined on the basis of such measured performance as a percentage of the maximum potential bonus.

    Based on performance for Fiscal 2001, the Compensation Committee approved bonus payments to eligible executives, including Mr. Donald, totaling approximately 70.6% of the maximum bonus opportunity.

STOCK OPTION PROGRAM

    Long-term incentives are intended to closely align shareholder and executive interests through the achievement of the Company's strategic business plan. Currently, long-term incentives are granted in the form of stock options under the Equity Plan. Under the plan, the Committee may award stock options, stock appreciation rights, stock awards, restricted stock units, and performance units which have terms not to exceed ten years and are granted at no less than the fair market value of Pathmark common stock on the date of the award grant. Stock options granted during Fiscal 2001 were part of the Compensation Committee's annual review and these option grants were made at levels which the Compensation Committee determined to be appropriate long-term equity based incentives to such executives. In determining the specific levels of individual option grants for Fiscal 2001, the Compensation Committee considered a number of factors, including the executive's position, responsibilities, salary and performance levels, projected stock option values and long-term compensation practices for both grocery and non-grocery companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The fiscal compensation for Mr. Donald is set forth in his employment agreement (the "Donald Agreement"). The compensation elements under the Donald Agreement include base salary and bonus. These compensation elements were extensively negotiated between Mr. Donald and the Board prior to his employment with the Company. In 2001, the Compensation Committee, after taking into account the fact that Mr. Donald had not had an increase in base salary in his five-year tenure with the Company, the performance of the Company through the restructuring and its emergence therefrom and where his base salary fell with respect to the market consensus data, the Compensation Committee set
Mr. Donald's 2001 base salary at a rate of $700,000 per annum.

BONUS

    Mr. Donald received a bonus of $595,434, which was earned in accordance with the EIP targets set for Fiscal 2001

LONG-TERM INCENTIVES

    The long-term incentives for Mr. Donald consists of stock options.

    In Fiscal 2001, Mr. Donald received a stock option to purchase 500,000 shares of Pathmark common stock. The stock option was granted at fair market value and consists of nonqualified and incentive stock options. The stock option grant is intended to provide Mr. Donald with an incentive to enhance stockholder equity value and to remain employed by the Company.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code disallows a deduction for federal income tax purposes by public corporations for compensation paid in excess of $1,000,000 in any year to a "covered employee" except under certain circumstances, including the attainment of objective "performance-based" goals. "Covered employees" are defined as the CEO and the other four most highly compensated executive officers of a company. It is the Company's policy to qualify all compensation paid to its top executives, in a manner consistent with the Company's compensation policies, for deductibility under Section 162(m) in order to maximize the Company's income tax deductions. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction, if in light of all applicable circumstances it would be in the best interests of the Company for such compensation to be paid.

                           THE COMPENSATION COMMITTEE
                           Steven L. Volla (Chairman)
                               William J. Begley
                                Robert G. Miller

                              PERFORMANCE GRAPH(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                       9/28/00  2/21/01  5/4/01  8/3/01  11/2/01  2/1/02
PATHMARK STORES, INC.      100   139.26  159.58  208.16   198.86  194.67
S&P GROUP INDEX            100    95.45   87.56   85.16    74.78   80.04
S&P 500 INDEX              100   114.58  122.27  115.74   106.67   97.77

                                              9/28/00    2/02/01    5/04/01    8/03/01    11/02/01   2/01/02
                                              --------   --------   --------   --------   --------   --------
Pathmark....................................   100.00     139.26     159.58     208.16     198.86     194.67
S&P 500 Index...............................   100.00      95.45      87.56      85.16      74.78      80.04
S&P Food Retail Index.......................   100.00     114.58     122.27     115.74     106.67      97.77

    The above graph compares the cumulative total stockholder return on Common Stock (based on its market price) since September 28, 2000, the date Pathmark's common shares began trading on the Nasdaq Stock Market, through February 2, 2002, with the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail (Food Chains) Index for the same period. The graph assumes:
(1) $100 invested on September 28, 2000, and (2) that all dividends have been reinvested.

    Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

------------------------
(1) This performance graph is not deemed filed with the SEC and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, by any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the performance graph by reference in any such filing.

                                   PROPOSAL 2
              APPROVAL OF AMENDMENTS TO THE PATHMARK STORES, INC.
                           2000 EMPLOYEE EQUITY PLAN

    At the Annual Meeting, stockholders are being asked to approve amendments to the EEP. The EEP previously received stockholder approval before the Company became public in 2000. The EEP, as amended, will specify performance criteria and limits for certain grants. Approval of the amendments is being recommended to preserve the company's federal income tax deduction for compensation paid to its chief executive officer and its for other most highly compensated executive officers. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deduction for compensation paid to the chief executive officer and each of the for other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exemption for certain performance-based compensation made under qualifying plans. Pursuant to the requirements of Section 162(m) and the corresponding regulations, the company is submitting the amendments to the EEP for approval by stockholders in order to be able to take advantage of the exemption provided under Section 162(m).

                             DESCRIPTION OF THE EEP

    The following information includes summaries of certain provisions of the EEP and the amendments. This information does not purport to be complete and is qualified in its entirety by reference to the provisions of the EEP, as amended, a copy of which is attached as Appendix B to the Proxy Statement.

PURPOSE AND SCOPE OF THE EEP

    The purposes of the EEP are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of Common Stock.

    The EEP is administered by the Compensation Committee. The Compensation Committee has broad authority to determine who should receive awards under the plan and to interpret the terms of the plan generally. Once the Compensation Committee makes a determination with regard to the EEP, that determination is final and binding on the Company and any person who has received an award under the EEP. Subject to adjustments that may be required due to changes in the Company's corporate structure, up to 5,164,118 shares of Common Stock may be issued pursuant to awards under the EEP.

PERSONS ELIGIBLE FOR AWARDS UNDER THE EEP

    The Compensation Committee may make awards under the EEP to any individual who is an: (i) officer or other key employee of the company; (ii) employee of joint ventures, partnerships or similar business organizations in which the company has a direct or indirect equity interest; or (iii) individual who provides services to any similar joint ventures or business organizations in which the company may participate in the future. Members of the Compensation Committee are expressly precluded from receiving any award under the EEP.

AWARDS IN GENERAL

    Awards under the Plan may consist of stock options, stock appreciation rights, stock awards, restricted stock units, performance units or other awards. The terms and provisions of an award are set forth in a written award agreement, the form and terms of which are approved by the Compensation Committee. The award agreement will generally set forth the vesting, exercisability, payment and other restrictions applicable to an award and such other terms as the Compensation Committee may determine are appropriate. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to outstanding awards.

    STOCK OPTIONS. An award of a stock option entitles the participant to purchase a specified number of shares of Common Stock during a specified period at a price that will generally equal the fair market value of the Common Stock subject to the option on the date of grant. The Compensation Committee determines the vesting provisions applicable to each grant of options although no grant may become vested sooner than one year after the date of grant. The Compensation Committee also determines the term during which the option may be exercised as long as that period does not exceed ten years after the date of grant.

    STOCK APPRECIATION RIGHTS. An award of a stock appreciation right entitles the participant to receive, upon satisfaction of the conditions to the payment specified in the applicable award agreement, an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised, over the exercise price for such stock appreciation right specified in the applicable award agreement. At the sole discretion of the Compensation Committee, payments to a participant upon exercise of a stock appreciation right may be made in cash, in shares of Common Stock having an aggregate fair market value as of the date of exercise equal to such amount, or in a combination of cash and shares having an aggregate value as of the date of exercise equal to such amount. A stock appreciation right may be granted alone or in addition to other awards, or in tandem with a stock option. Special terms may apply to such tandem grants.

    STOCK AWARDS. A stock award consists of one or more shares of Common Stock granted to a participant for no consideration other than the provision of services.

    RESTRICTED STOCK UNITS. An award of restricted stock units consists of a grant of units, each of which represents the right of the participant to receive one share of Common Stock, subject to the terms and conditions established by the Compensation Committee. Upon satisfaction of the conditions to vesting and payment specified in the applicable award agreement, restricted stock units will be payable in Common Stock, equal to the fair market value of the shares subject to such restricted stock units.

    PERFORMANCE UNITS. Performance units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Compensation Committee may determine. Performance units may be paid in Common Stock, cash or a combination of Common Stock and cash, as the Compensation Committee may determine.

    OTHER AWARDS. In addition to the awards described above, the Compensation Committee has the authority to grant other equity-based awards provided that the terms of such awards are consistent with the purpose of the EEP and the interests of the company.

ACCELERATED VESTING; FORFEITURE; TERMINATION OF EMPLOYMENT

    Unless the Compensation Committee determines that alternative terms will apply, the terms described in this paragraph will be applicable to each participant in the EEP and each award made thereunder. In the event of a change in control of the company, all unvested awards under the EEP will become vested immediately prior to the change in control occurs. With certain exceptions, in the event that a participant's employment with the company is terminated for any reason, the unvested portion of any outstanding award held by such participant shall lapse and become void and the vested portion of any such awards will remain exercisable for a period of sixty days after the date of such termination.

OTHER MATERIAL TERMS OF THE EEP

    Awards are generally not transferable by the participant until they convert to unrestricted and freely tradable shares of Common Stock or cash. All awards under the EEP are subject to equitable adjustment by the Compensation Committee in the event that the company is restructured, reorganized or under goes a similar corporate change such as recapitalization. The Board of Directors or the Compensation Committee may at any time alter, amend, suspend or terminate the Plan in whole or in part, except any such modification will be subject to the requirements of all applicable laws and stock exchange rules. Except with respect to adjustments made as a consequence of corporate restructuring and similar transactions, neither the Board of Directors nor the Committee may increase the number of shares subject to the EEP or reduce the exercise price of any stock option or stock appreciation right unless such action is approved by the stockholders of the company.

AMENDMENTS TO THE EEP

    The amendments provide that two types of awards intended to qualify for the exemption under Section 162(m) ("qualifying awards") may be granted by the Compensation Committee under the Plan. The first type is qualifying awards that are stock options or stock appreciation rights. No participant may be granted in any sixty-month period beginning on or after January 1, 2002 qualifying awards that are stock options or stock appreciation rights which, in the aggregate, cover more than 3,000,000 shares of Common Stock. The second type is qualifying awards that are stock awards, restricted stock units, performance units or other equity-based awards, whose payment is conditioned on the achievement of a performance goal for a performance period established by the Compensation Committee in accordance with Section 162(m). The performance goals may include same-store sales, earnings before interest, taxes, depreciation and amortization, working capital, operating profit and return on equity, earnings per share and return on invested capital. The Compensation Committee shall have discretion to reduce the amount that would otherwise be payable under the award by reason of the achievement of a performance goal. No participant may be granted in any sixty-month period beginning on or after January 1, 2002 qualifying awards that are stock awards, restricted stock units, performance units or other equity-based awards which, in the aggregate, cover more than 1,000,000 shares of Common Stock.

BOARD RECOMMENDATION

    The Board unanimously recommends a vote FOR the approval of the amendments to the EEP. The Board believes it is in the best interest of the Company to qualify performance-based compensation for deductibility under Section 162(m) of the Code in order to maximize the Company's income tax deductions. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the meeting is necessary to approve the EEP. Unless otherwise instructed, proxies will be voted FOR approval of the EEP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board, upon recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the current year. Deloitte & Touche LLP has served as independent auditor of the Company since fiscal 1970.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. This selection is being submitted for ratification at the Annual Meeting. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of Deloitte & Touche LLP.

AUDIT FEES

    The aggregate fees billed by Deloitte & Touche LLP ("Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 2, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $432,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed by Deloitte for services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended February 2, 2002 were approximately $2.3 million. These fees were incurred in connection with the Company's implementation in 2001 of new financial systems software. Management views this as a one-time project. Deloitte was selected to participate as an advisor for this project because of their experience and technical expertise with the software. Additionally, management interviewed a number of other purchasers of the software regarding Deloitte's capabilities. Based on this information and because the individuals providing these services were completely independent of Deloitte's audit team, management and the Audit Committee determined that using Deloitte for these services would be most cost-effective for the Company and would not impair the auditors' independence.

ALL OTHER FEES

    The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended February 2, 2002 were approximately $953,000. Audit related services, which include fees for work on SEC registration statements, totaled approximately $185,000. Non-audit services primarily consist of fees for tax consultations, tax return review, and other tax planning projects and totaled approximately $768,000.

    The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the auditors' independence.

                                 ANNUAL REPORT

    A copy of the 2001 Annual Report to Stockholders on Form 10-K, which includes the financial statements (but excludes Form 10-K exhibits) is being mailed to each stockholder of record as of April 19, 2002, together with the proxy materials.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

    To be considered for inclusion in next year's Proxy Statement, any proposal of an eligible stockholder must be in writing and received by the Secretary of the Company at its principal executive offices located at 200 Milik Street, Carteret, New Jersey 07008 on or before January 3, 2003.

    For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2003 annual meeting, under our By-Laws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for Director nominees, and/or an item of business to be introduced at an annual meeting of stockholders, must be submitted in writing to the Secretary of the Company at 200 Milik Street, Carteret, New Jersey 07008. A notice of intention to propose an item of business must set forth as to each proposal (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(ii) the proposing stockholder's name and address, (iii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. A notice of intention to nominate a director must include certain information regarding the nominee and contain the nominee's consent to serve if elected. A notice of intention to introduce a nomination or proposed item of business at the Company's 2003 Annual Meeting must be received by the Company:

    - no earlier than 90 but no later than 60 days in advance of the 2003 Annual Meeting, if it is being held within 30 days preceding the anniversary date of this year's meeting (June 13, 2002); or

    - no earlier than 120 but no later than 90 days in advance of the meeting, if it is being held on or after the anniversary date of this year's meeting; or

    - by the tenth day following the date of public disclosure of the date of the meeting in all other cases.

    Our Annual Meeting of Stockholders is generally held on the second Thursday of June. Assuming that our 2003 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 13, 2003. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, neither the Board nor Management knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action my be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

                                          By Order of the Board of Directors,

May 3, 2002

                                          Marc A. Strassler
                                          Senior Vice President
                                          Secretary and General Counsel

The shares represented by this proxy will be voted as     Please mark your
directed by the shareholder. If no direction is made,     votes as          |X|
this proxy will be voted for proposals 1, 2 and 3.        indicated in
                                                          this example



1.       Election of Directors

         FOR             WITHHELD
                          FOR ALL

         |_|                |_|



Messrs. 01 William J. Begley, 02 James L. Donald, 03 Daniel H. Fitzgerald, 04 Eugene M. Freedman, 05 Robert G. Miller, 06 Frank G. Vitrano and 07 Steven L. Volla


WITHHELD FOR: (Write that nominee's name in the space provided below)


----------------------------------------------------------------------

                                                     FOR     AGAINST     ABSTAIN
2.       Approval of the Amendments to the           |_|       |_|         |_|
         2000 Employee Equity Plan


3.       Approval of Deloitte & Touche LLP,          FOR     AGAINST     ABSTAIN
         independent public accountants, as          |_|       |_|         |_|
         auditors for 2002.


4. In their discretion, the Proxyholders are authorized to vote upon such other matters that may properly come before the Meeting or any adjourments thereof.



If you plan to attend the Annual Meeting please mark the box         |_|




Signature_____________________Signature_________________________Date____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


Dear Stockholder:

On behalf of the Board of Directors of Pathmark Stores, Inc., thank you for your continued interest and support.

We realize that many of you may be unable to attend our Annual Meeting of Stockholders in June. Because your vote is important, we encourage you to promptly complete and return your proxy.

Regards,


James L. Donald, Chairman

PROXY


                              PATHMARK STORES, INC.
                                200 Milik Street
                           Carteret, New Jersey 07008

             Proxy for Annual Meeting of Stockholders, June 13, 2002
  (The Solicitation of This Proxy is Made on Behalf of the Board of Directors)


         The undersigned hereby appoints James Donald, Frank Vitrano and Marc Strassler, or a majority of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Pathmark Stores, Inc. to be held at 200 Milik Street, Carteret, New Jersey, Thursday, June 13, 2002 at 3:00 P.M. local time, and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present. Change of Address


                                                   Change of Address

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
                   PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^